Exhibit 10.2

CONTRIBUTION, CONVEYANCE AND

ASSUMPTION AGREEMENT

STONEMOR PARTNERS L.P.

INDEX

Article I Definitions; Schedules; Recordation		8

1.1	Definitions	8
1.2	Schedules	13
1.3	Recordation of Evidence of Ownership of Assets	15

Article II Concurrent Transactions		15

2.1	Contribution and Conveyance by CFSI LLC to the OLP of the Aggregate Cemetery LLC Interests, the Association Notes, the NJ NQ Sub Stock, and the Miscellaneous Companies Stock	15
2.2	Contribution and Conveyance by CFSI LLC to the GP of the CFSI LLC Partial OLP Interest	15
2.3	Contribution and Conveyance by the GP to the MLP of the CFSI LLC Partial OLP Interest	16
2.4	Contribution and Conveyance by CFSI LLC to the MLP of the CFSI LLC Remaining OLP Interests	16
2.5	Public Cash Contribution	16
2.6	MLP Receipt of Cash Contribution	16
2.7	Contribution of Cash by the MLP to the OLP	16
2.8	Borrowing by Distribution NQ Subs and Payment of Sub Notes	16
2.9	Distribution of Sub Note Payment Proceeds to the OLP by the Parent Cemetery LLCs	17
2.10	Payment of Debt Offering Costs and CFSI LLC Indebtedness from the Net Debt Proceeds and the Sub Note Payment Proceeds	17
2.11	Specific Conveyances	17

Article III Assumption of Certain Liabilities		17

3.1	Assumption of Aggregate Cemetery LLC Interests Liabilities by the OLP	17
3.2	Assumption of the CFSI LLC Other Indebtedness by the OLP	17
3.3	Assumption of the CFSI LLC OLP Partial Interest Liabilities by the GP	18
3.4	Assumption of the CFSI LLC Partial OLP Interest Liabilities by the MLP	18
3.5	Assumption of the CFSI LLC Remaining OLP Interests Liabilities by the MLP	18
3.6	General Provisions Relating to Assumption of Liabilities	19

Article IV Further Assurances		19

4.1	Further Assurances	19
4.2	Other Assurances	19

Article V Power of Attorney		20

5.1	Contributing Parties	20

Article VI Miscellaneous		21

6.1	Order of Completion of Transactions	21
6.2	Consents; Restriction on Assignment	21
6.3	Costs	21
6.4	Headings; References; Interpretation	22
6.5	Successors and Assigns	22

i

6.6	No Third Party Rights	22
6.7	Counterparts	22
6.8	Governing Law	22
6.9	Severability	22
6.10	Bill of Sale; Assignment	23
6.11	Amendment or Modification	23
6.12	Integration	23

ii

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of September 20, 2004, is entered into by and among StoneMor Partners L.P., a Delaware limited partnership (the “MLP”); StoneMor GP LLC, a Delaware limited liability company (the “GP”); CFSI LLC, a Delaware limited liability company (“CFSI LLC”) and formerly known as Cornerstone Family Services, Inc., a Delaware corporation (“CFSI”); and StoneMor Operating LLC, a Delaware limited liability company (the “OLP”). The foregoing shall be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Cornerstone Family Services LLC, a Delaware limited liability company (the “Shareholder”), and GP have formed the MLP pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Limited Partnership Act”), for the purpose of acquiring, owning and operating certain cemeteries and certain related assets of CFSI, its subsidiaries and certain of its affiliates;

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:

A.	Formation of the MLP Entities:

1.	The Shareholder, the principal common shareholder of CFSI, has formed the GP under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and contributed $100 in exchange for all of the membership interests in the GP.

2.	The GP and the Shareholder have formed the MLP, under the terms of the Delaware Limited Partnership Act, to which the GP contributed $20.00 and the Shareholder contributed $980.00 in exchange for a 2% general partner interest and a 98% limited partner interest, respectively, in the MLP.

3.	CFSI formed the OLP under the terms of the Delaware LLC Act and contributed $1,000.00 in exchange for all of the membership interests in the OLP.

4.	The Shareholder sold to CFSI all of the membership interests in the GP owned by the Shareholder (being 100% of the membership interests) and all of the limited partner interests in the MLP owned by the Shareholder (being 100% of the limited partner interests) for $100 and $980, respectively.

B.	Formation of Asset Entities:

1.	[Omitted]

2.

CFSI formed each of the corporations listed on Schedule B2 under the respective laws of the jurisdictions listed on such schedule (each an “NQ Sub”), to each of which CFSI contributed $200 in exchange for all of the capital stock of each such corporation. Each NQ Sub was formed to hold title to certain NQ Assets, as hereinafter defined, owned by a first or second tier subsidiary of CFSI directly owning a cemetery (each a “Cemetery Sub”) in any State other than Pennsylvania.

3.	Each NQ Sub formed under the laws of Maryland, New Jersey, Ohio, Rhode Island and West Virginia formed a limited liability company, all of which are listed on Schedule B3, under the respective laws of the jurisdictions listed on such schedule (each a “Cemetery LLC and collectively, the “Cemetery LLCs”), to which each of the respective NQ Subs contributed $100 in exchange for all of the membership interests in the respective Cemetery LLCs. Each Cemetery LLC was formed to hold title to certain QI Assets, as hereinafter defined.

4.	(a) Each Cemetery Sub formed under the laws of Pennsylvania (collectively, the “PA Cemetery Subs”) formed a limited liability company under the laws of Pennsylvania (each a “PA Cemetery LLC”), all of which limited liability companies are listed on Schedule B4(a), to which it contributed $100 in exchange for all of the membership interests in the respective PA Cemetery LLC; and (b) each PA Cemetery LLC formed a limited liability company under the laws of Pennsylvania (each an “NQ LLC”), all of which limited liability companies are listed on Schedule B4(b), to which each of the respective PA Cemetery LLCs contributed $100 in exchange for all of the membership interests in the respective NQ LLCs. Each NQ LLC was formed to hold title to certain NQ Assets.

C.	Reorganization of Pennsylvania Subsidiaries of CFSI:

1.	CFSI contributed to Laurelwood Holding Company, a Pennsylvania corporation (“Laurelwood”), the following: (a) the capital stock of all of the PA Cemetery Subs listed on Schedule C3 except for Bedford County Memorial Park, Inc., Woodlawn Memorial Gardens, Inc. and Mount Lebanon Cemetery Company; (b) the dividend notes listed on Schedule C1(b) (collectively, the CFSI/Laurelwood Notes”); (c) the capital stock of Willowbrook Management Corporation; and (d) the receivables listed on Schedule C1(d) (collectively, the “CFSI/Laurelwood Receivables”).

2.	Laurelwood contributed the CFSI/Laurelwood Notes and the CFSI/Laurelwood Receivables to the respective obligors of the CFSI/Laurelwood Notes and the CFSI/Laurelwood Receivables.

3.	Each PA Cemetery Sub (20 Pennsylvania corporations including Bedford County Memorial Park, Inc., Woodlawn Memorial Gardens, Inc. and Mount Lebanon Cemetery Company) merged into its respective PA Cemetery LLC as shown on Schedule C3 (collectively, the “Second Tier Mergers”).

4.	Each PA Cemetery LLC conveyed its NQ Assets, including the capital stock of Eloise B. Kyper Funeral Home, Inc., to its respective Pennsylvania NQ LLC.

5.	(a) CMS West Parent LLC, the PA Cemetery LLC that survived the merger with CMS West Inc., distributed to Laurelwood its interest in Bedford County

Memorial Park Parent LLC, Woodlawn Memorial Gardens Parent LLC and Mount Lebanon Cemetery Parent LLC, three PA Cemetery LLCs, that resulted from the Second Tier Mergers, together with the ownership interests in two nonprofit entities, The Coraopolis Cemetery Company and Woodlawn Memorial Park Association; and (b) each PA Cemetery LLC then owned by Laurelwood distributed to Laurelwood all of its interest in its respective NQ LLC formed under the laws of the State of Pennsylvania, as shown on Schedule C5(b).

6.	Laurelwood distributed to CFSI all of the membership interests owned by it in all of the PA Cemetery LLCs (i.e. 20 PA Cemetery LLCs).

D.	Reorganization of Delaware Subsidiaries of CFSI:

1.	CFSI contributed to Henlopen Memorial Park Subsidiary, Inc., the NQ Sub formed under the laws of the State of Delaware (the “DE NQ Sub”), all of the capital stock and membership interests in the four Delaware corporate subsidiaries and the two Delaware limited liability companies, respectively, listed on Schedule D1, together with the receivables and dividend notes listed on such schedule.

2.	Henlopen Memorial Park, Inc. (“Henlopen”) filed a certificate of conversion under Section 266 of the Delaware General Corporation Law (the “Delaware Corporation Law”) and converted from a Delaware corporation to a Delaware limited liability company named Henlopen Memorial Park LLC (the “DE Cemetery LLC”).

3.	The DE Cemetery LLC distributed to the DE NQ Sub all of the NQ Assets owned by it.

4.	The DE NQ Sub distributed to CFSI all of the membership interests in the DE Cemetery LLC.

5.	CFSI contributed to the DE Cemetery LLC all of the capital stock of the DE NQ Sub.

E.	Reorganization of Maryland Subsidiaries of CFSI:

1.	CFSI contributed to each of the respective NQ Subs formed under the laws of the State of Maryland (collectively, the “MD NQ Subs”) all of the capital stock of the nine Cemetery Subs formed under the laws of the State of Maryland (collectively, the “MD Cemetery Subs” and individually, an “MD Cemetery Sub”) together with the receivables listed on Schedule E1.

2.

(a) The MD Cemetery Subs listed on Schedule E2(a) merged into their respective Cemetery LLCs formed under the laws of the State of Maryland (collectively, the “MD Cemetery LLCs” and individually, an “MD Cemetery LLC”); (b) the MD Cemetery Subs listed on Schedule E2(b) merged into their respective Delaware corporations formed under the laws of the State of Delaware; and (c) each of the

Delaware corporations listed on Schedule E2(b) converted into a limited liability company under the laws of the State of Delaware as shown on Schedule E2(c).

3.	Each MD Cemetery LLC distributed all of its NQ Assets to its respective parent MD NQ Sub, including the capital stock of Cedar Hill Funeral Home, Inc.

4.	Each of the MD NQ Subs distributed to CFSI all of its membership interests in its respective MD Cemetery LLC, as described on Schedule E4.

5.	CFSI contributed to each of the respective MD Cemetery LLCs all of the capital stock owned by CFSI in each of the respective MD NQ Subs, as shown on Schedule E5.

F.	Reorganization of New Jersey Subsidiaries of CFSI:

1.	CFSI contributed to the NQ Sub formed under the laws of the State of New Jersey (the “NJ NQ Sub”) all of the capital stock of Arlington Development Company and Legacy Estates, Inc. together with the receivables listed on Schedule FI.

G.	Reorganization of Virginia Subsidiaries of CFSI:

1.	PMSI, Inc. merged into Southern Memorial Sales Subsidiary, Inc. (the “PMSI NQ Sub”).

2.	CFSI contributed to each of the respective NQ Subs formed under the laws of the State of Virginia (collectively, the “VA NQ Subs” and individually, a “VA NQ Sub”) all of the capital stock of the 20 Cemetery Subs formed under the laws of the State of Virginia (collectively, the “VA Cemetery Subs”) (which did not include the PMSI NQ Sub) owned by CFSI together with certain receivables, all such VA Cemetery Subs and such receivables being listed on Schedule G2.

3.	All such 20 VA Cemetery Subs and Southern Memorial Sales, Inc. (“Southern”) and Kiris, Inc. (“Kiris”) converted into limited liability companies under the laws of the State of Virginia (collectively, the “VA Cemetery LLCs”), which VA Cemetery LLCs are listed on Schedule G3.

4.	Each VA Cemetery LLC distributed its NQ Assets to its respective parent VA NQ Sub or, in the case of Southern and Kiris, to the PMSI NQ Sub.

5.	Each VA NQ Sub and the PMSI NQ Sub distributed to CFSI all of their membership interests in their respective VA Cemetery LLCs, as set forth on Schedule G5.

6.	CFSI contributed all of the capital stock of each VA NQ Sub to its respective VA Cemetery LLC, as set forth on Schedule G6.

H.	Reorganization of Alabama, Georgia, Ohio, Rhode Island, Tennessee and West Virginia Subsidiaries of CFSI:

1.	(a) CFSI contributed to the respective NQ Subs formed under the respective laws of the States of Alabama, Georgia, Ohio, Rhode Island, Tennessee and West Virginia (i) all of the capital stock owned by CFSI of each of the Cemetery Subs formed under the respective laws of the States of Alabama, Georgia, Ohio, Rhode Island, Tennessee and West Virginia (collectively, the “Multi-State Cemetery Subs”), and (ii) certain receivables and dividend notes; and (b) CFSI contributed to the NQ Sub formed under the laws of West Virginia all of the capital stock owned by CFSI in Osiris Telemarketing Corporation and Osiris Management Inc., all as listed on Schedule H1.

2.	Each of the Multi-State Cemetery Subs converted or merged into a limited liability company (collectively, the “Multi-State Cemetery LLCs”) under the laws of its respective jurisdiction, as listed on Schedule H2.

3.	Each of the Multi-State Cemetery LLCs distributed its NQ Assets to its parent NQ Sub (collectively, the “Multi-State NQ Subs”), as listed on Schedule H3.

4.	Each of the Multi-State NQ Subs distributed to CFSI all of the membership interests owned by it in the respective Multi-State Cemetery LLCs, as listed on Schedule H4.

5.	CFSI contributed to each Multi-State Cemetery LLC all of the capital stock owned by CFSI in each Multi-State NQ Sub, as listed on Schedule H5.

I.	NQ Sub Distributions and Conversion of CFSI:

1.	Certain NQ Subs (the “Distribution NQ Subs”) and/or Laurelwood distributed promissory notes (each a “Sub Note” and collectively, the “Sub Notes”) to, and payable to, their respective parent Cemetery LLCs (each a “Parent Cemetery LLC” and collectively, the “Parent Cemetery LLCs”) and in the case of Laurelwood to CFSI, the Sub Notes, the Distribution NQ Subs and their respective Parent Cemetery LLCs, and Laurelwood (in its case, CFSI) all being listed on Schedule I1.

2.	CFSI filed a certificate of conversion under Section 266 of the Delaware Corporation Law and converted from a Delaware corporation to a Delaware limited liability company named CFSI LLC, with the outstanding common stock of CFSI being converted into common membership interests in CFSI LLC and the outstanding preferred stock of CFSI being converted to preferred membership interests in CFSI LLC (collectively, the “Preferred Interest”).

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur:

J.	Closing of the Offering:

1.	CFSI LLC shall convey to the OLP (a) all of the membership interests in each of the limited liability companies listed on Schedule J1(a) (collectively, the “Aggregate Cemetery LLCs”), (b) the Association Notes, as hereinafter defined, (c) all of the capital stock of the NJ NQ Sub, and (d) all of the capital stock of the Miscellaneous Companies, as hereinafter defined, all of such matters being contributed as a capital contribution to the OLP subject to the CFSI LLC Secured Indebtedness, as hereinafter defined, and in exchange for the assumption by the OLP of the CFSI LLC Other Indebtedness, as hereinafter defined.

2.	CFSI LLC shall contribute to the GP a membership interest in the OLP (the “OLP Interest”) equal to 2.0215% of the membership interests in the OLP and having a value of 2/49ths of the expected equity value of the MLP attributable to the aggregate number of Common Units, as hereinafter defined, to be outstanding after the initial public offering of the Common Units (the “Offering”).

3.	(a) The GP shall convey the OLP Interest to the MLP in exchange for a continuation of the GP’s 2% general partner interest in the MLP and the Incentive Distribution Rights, as hereinafter defined.

(b) CFSI LLC shall contribute to the MLP the remaining membership interests in the OLP equal to 97.9785% of the membership interests in the OLP in exchange for (i) 4,239,782 Subordinated Units, as hereinafter defined, representing subordinated limited partner interests with a 49% profits interest in the MLP, and (ii) 564,782 Common Units representing common limited partner interests with a 6.5% profits interest in the MLP.

(c) The public, through the underwriters (the “Underwriters”) of the Offering, shall contribute $75,337,500 (the “Offering Proceeds”) to the MLP, $70,251,300 net of the Underwriters’ spread of 6.75% (the “Spread”), in exchange for 3,675,000 Common Units with a 42.5% profits interest in the MLP.

4.	The MLP shall pay all costs and expenses (the “Offering Costs”) in connection with the Offering, other than the Spread, and shall contribute the balance of the Offering Proceeds to the OLP as an additional capital contribution.

5.	The OLP shall use the funds contributed to it by the MLP to repay a portion of the CFSI LLC Indebtedness.

6.	Each of the Distribution NQ Subs shall borrow funds equal to the amount due under its respective Sub Note and use such borrowed funds to pay to its Parent Cemetery LLC all of the amounts due under the Sub Note held by its Parent Cemetery LLC (the “Sub Note Amount”).

7.	Each Parent Cemetery LLC shall distribute to the OLP all of the proceeds (“Sub Note Payment Proceeds”) received by it from its Distribution NQ Sub to pay the respective Sub Note Amount.

8.	The OLP and the Note Co-Issuers shall issue $80,000,000 in aggregate principal amount of 7.66% Senior Secured Notes, due September 20, 2009 (the “Senior Notes”) and the following shall occur: (a) the OLP will pay the discounts, commissions and offering expenses incurred by the OLP in connection with the offer and sale of the Senior Notes (the “Debt Offering Costs”), and (b) the OLP shall pay all of the remaining CFSI LLC Indebtedness from the cash remaining from the sale of the Senior Notes (the “Net Debt Proceeds”) and from the Sub Note Payment Proceeds.

K.	Post Closing Matters:

1.	After the Closing of the Offering, the Shareholder may be dissolved and all of its assets, subject to any liabilities, shall be distributed to each of the owners of the Shareholder identified on Schedule K1 (the “Owners”) in accordance with the applicable agreements relating to the Shareholder.

2.	In connection with the Offering, the Underwriters have been granted a 30-day option to purchase up to 551,250 Common Units (the “Option”). If the Option is exercised, the MLP shall use 50% of the net proceeds paid under the terms of the Option to redeem a number of Common Units owned by CFSI LLC equal to the number of Common Units sold pursuant to the exercise of the Option and to reimburse CFSI LLC for certain capital expenditures; and the MLP will retain the balance of the proceeds for partnership purposes.

L.	Other Matters:

1.	The agreement of limited partnership of the MLP will be amended and restated to the extent necessary to reflect the applicable matters set forth above and in Article II and Article III of this Agreement.

2.	The limited liability company agreements of each of the following will be amended to the extent necessary to reflect the applicable matters set forth above and in Article II and Article III in this Agreement:

(a)	the GP;

(b)	the OLP; and

(c)	the Aggregate Cemetery LLCs.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I

DEFINITIONS; SCHEDULES; RECORDATION

1.1 Definitions. The following capitalized terms have the meanings given below.

“Acts” shall mean collectively each of the applicable laws under which the conversions and mergers referred to in this Agreement have occurred.

“Agreement” means this Contribution, Conveyance and Assumption Agreement.

“Aggregate Cemetery LLCs” has the meaning assigned to such term in Item J1 of this Agreement.

“Aggregate Cemetery LLC Interests” has the meaning assigned to such term in Section 2.1 of this Agreement.

“Aggregate Cemetery LLC Interests Liabilities” means all of the obligations under the applicable members’ operating agreements relating to the Aggregate Cemetery LLC Interests.

“Association Notes” has the meaning assigned to such term in Section 2.1 of this Agreement.

“Beneficial Owner” has the meaning assigned to such term in Section 6.2 of this Agreement.

“Cemetery LLC” or “Cemetery LLCs” has the meanings assigned to such terms in Item B3 of this Agreement.

“Cemetery Sub” has the meaning assigned to such term in Item B2 of this Agreement.

“CFSI” has the meaning assigned to such term in the first paragraph of this Agreement.

“CFSI/Laurelwood Notes” has the meaning assigned to such term in Item C1 of this Agreement.

“CFSI/Laurelwood Receivables” has the meaning assigned to such term in Item C1 of this Agreement.

“CFSI LLC” has the meaning assigned to such term in the first paragraph of this Agreement.

“CFSI LLC Indebtedness” has the meaning assigned to such term in Section 2.1 of this Agreement.

“CFSI LLC Partial OLP Interest” has the meaning assigned to such term in Section 2.2 of this Agreement.

“CFSI LLC Partial OLP Interest Liabilities” means all of the obligations under the applicable members’ operating agreements relating to the CFSI LLC Partial OLP Interest.

“CFSI LLC Other Indebtedness” has the meaning assigned to such term in Section 2.1 of this Agreement.

“CFSI LLC Remaining OLP Interests” has the meaning assigned to such term in Section 2.4 of this Agreement.

“CFSI LLC Remaining OLP Interests Liabilities” means all of the obligations under the applicable members’ operating agreements relating to the CFSI LLC Remaining OLP Interests.

“CFSI LLC Secured Indebtedness” has the meaning assigned to such term in Section 2.1 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” has the meaning assigned to such term in the Partnership Agreement.

“Contributing Party” has the meaning assigned to such term in Section 5.1 of this Agreement.

“Debt Offering Costs” has the meaning assigned to such term in Item J8 of this Agreement.

“DE Cemetery LLC” has the meaning assigned to such term in Item D2 of this Agreement.

“Delaware Corporation Law” has the meaning assigned to such term in Item D2 of this Agreement.

“Delaware LLC Act” has the meaning assigned to such term in Item A1 of the Recitals of this Agreement.

“Delaware Limited Partnership Act” has the meaning assigned to such term in the initial Recital to this Agreement.

“DE NQ Sub” has the meaning assigned to such term in Item D1.

“Distribution NQ Subs” has the meaning assigned to such term in Item I1.

“Effective Date” means September 20, 2004.

“Effective Time” means 12:01 a.m. Eastern Standard Time on the Effective Date.

“GP” has the meaning assigned to such term in the first paragraph of this Agreement.

“Henlopen” has the meaning assigned to such term in Item D2 of this Agreement.

“Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.

“Kiris” has the meaning assigned to such term in Item G3 of this Agreement.

“Laurelwood” has the meaning assigned to such term in Item C1 of this Agreement.

“Laurelwood LLCs” has the meaning assigned to such term in Item C5 of this Agreement.

“MD Cemetery LLC” and “MD Cemetery LLCs” have the meanings assigned to such term in Item E2 of this Agreement.

“MD Cemetery Sub” and MD Cemetery Subs” have the meanings assigned to such terms in Item E1 of this Agreement.

“MD New Parent” means the New Parent formed under the laws of the State of Maryland.

“MD NQ Subs” has the meaning assigned to such term in Item E1 of this Agreement.

“Miscellaneous Companies” means all of the following corporations: (i) Mt. Airy Cemetery, Inc. and Morris Cemetery Perpetual Care Company, both Pennsylvania corporations; and (ii) Augusta Memorial Park Perpetual Care Company and KIRIS Subsidiary, Inc., both Virginia corporations.

“Miscellaneous Companies Stock” means all of the capital stock of the Miscellaneous Companies.

“MLP” has the meaning assigned to such term in the first paragraph of this Agreement.

“Multi-State Cemetery LLCs” has the meaning assigned to such term in Item H2 of this Agreement.

“Multi-State Cemetery Subs” has the meaning assigned to such term in Item H1 of this Agreement.

“Multi-State NQ Subs” has the meaning assigned to such term in Item H3 of this Agreement.

“Net Debt Proceeds” has the meaning assigned to such term in Item J8 of this Agreement.

“New Parent” has the meaning assigned to such term in Item B1 of this Agreement.

“NJ NQ Sub” has the meaning assigned to such term in Item F1 of this Agreement.

“NJ NQ Sub Stock” has the meaning assigned to such term in Section 2.1 of this Agreement.

“Note Co-Issuers” means the subsidiaries of the MLP (other than the OLP) that are parties to that certain Note Purchase Agreement dated as of September 20, 2004 by and among the MLP, the GP, the OLP, each of the subsidiary issuers listed on the signature pages thereto, and the several purchasers whose names appear on the acceptance form thereto.

“NQ Assets” means assets that generate income that is not Qualifying Income, as hereinafter defined.

“NQ LLC” has the meaning assigned to such term in Item B4 of this Agreement.

“NQ Sub” has the meaning assigned to such term in Item B2 of this Agreement.

“Offering” shall have the meaning assigned to such term in Item J2 of this Agreement.

“Offering Costs” has the meaning assigned to such term in Item J4 of this Agreement.

“Offering Proceeds” has the meaning assigned to such term in Item J3.

“OLP” has the meaning assigned to such term in the first paragraph of this Agreement.

“OLP Interest” has the meaning assigned to such term in Item J2 of this Agreement.

“Omnibus Agreement” means the Omnibus Agreement dated of even date herewith, by and among McCown De Leeuw & Co. IV, L.P., McCown De Leeuw & Co. IV Associates, L.P., MDC Management Company IV, LLC, Delta Fund LLC, the Shareholder, CFSI LLC, the MLP, the GP and the OLP.

“Option” has the meaning assigned to such term in Item K2 of this Agreement.

“Owners” has the meaning assigned to such term in Item J9 of this Agreement.

“PA Cemetery LLC” has the meaning assigned to such term in Item B4 of this Agreement.

“PA Cemetery Subs” has the meaning assigned to such term in Item B4 of this Agreement.

“Parent Cemetery LLC” and “Parent Cemetery LLCs” have the meanings assigned to such terms in Item I1 of this Agreement.

“Partnership Agreement” means the Agreement of Limited Partnership of the MLP, as it may be amended and restated from time to time.

“Party and Parties” have the meanings assigned to such terms in the first paragraph of this Agreement.

“PMSI NQ Sub” has the meaning assigned to such term in Item G1 of this Agreement.

“Preferred Interest” has the meaning assigned to such term in Item I2 of this Agreement.

“Qualifying Income” has the meaning assigned to such term in Section 7704(d) of the Code.

“QI Assets” means assets that generate Qualifying Income.

“Receiving Party” has the meaning assigned to such term in Section 5.1 of this Agreement.

“Restriction” has the meaning assigned to such term in Section 6.2 of this Agreement.

“Restriction Matter” has the meaning assigned to such term in Section 6.2 of this Agreement.

“Registration Statement” means the registration statement on Form S-1 filed by the MLP relating to the Offering.

“Second Tier Mergers” has the meaning assigned to such term in Item C3 of this Agreement.

“Senior Notes” has the meaning assigned to such term in Item J8 of this Agreement.

“Shareholder” has the meaning assigned to such term in Item A1 of this Agreement.

“Southern” has the meaning assigned to such term in Item G3 of this Agreement.

“Specific Conveyances” has the meaning assigned to such term in Section 2.12 of this Agreement.

“Spread” has the meaning assigned to such term in Item J3 of this Agreement.

“Sub Note” and “Sub Notes” have the meanings assigned to such terms in Item I1 of this Agreement.

“Sub Note Amount” has the meaning assigned to such term in Item J6 of this Agreement.

“Sub Note Payment Proceeds” has the meaning assigned to such term in Item J7 of this Agreement.

“Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.

“Underwriters” has the meaning assigned to such term in Item J3 of this Agreement.

“VA Cemetery LLCs” has the meaning assigned to such term in Item G3 of this Agreement.

“VA Cemetery Subs” has the meaning assigned to such term in Item G2 of this Agreement.

“VA New Parent” means the New Parent formed under the laws of the State of Virginia.

“VA NQ Sub” and “VA NQ Subs” have the meaning assigned to such terms in Item G2 of this Agreement.

1.2 Schedules. The following schedules are attached hereto:

(a)	[Omitted]

(b)	Schedule B2 – Corporate Cemetery Subs (in states other than Pennsylvania

(c)	Schedule B3 – Maryland, New Jersey, Ohio, Rhode Island and West Virginia Cemetery LLCs

(d)	Schedule B4(a) – Pennsylvania Cemetery LLCs

(e)	Schedule B4(b) – Pennsylvania NQ LLCs

(f)	Schedule C1(b) – CFSI/Laurelwood Notes

(g)	Schedule C1(d) – CFSI/Laurelwood Receivables

(h)	Schedule C3 – Each PA Cemetery Sub and Its Respective Cemetery LLC

(i)	Schedule C5(b) – Distributions by Each PA Cemetery LLC to Laurelwood of Its Interest in Each Pennsylvania NQ LLC

(j)	Schedule D1 – Delaware Corporations and Delaware Limited Liability Companies Owned by CFSI together with Certain Receivables and Dividend Notes

(k)	Schedule E1 - MD Cemetery Subs Owned by CFSI together with Certain Receivables.

(l)	Schedule E2(a) – Mergers of MD Cemetery Subs into MD Cemetery LLCs.

(m)	Schedule E2(b) – Mergers of MD Cemetery Subs into Delaware corporations

(n)	Schedule E2(c) – Conversion of Delaware corporations into Delaware LLCs

(o)	Schedule E4 – Distribution to CFSI of Membership Interests in MD Cemetery LLCs by MD NQ Subs

(p)	Schedule E5 - Contribution to MD Cemetery LLCs of Stock Owned by CFSI in the MD NQ Subs

(q)	Schedule F1 – Receivables Contributed by CFSI to New Jersey NQ Sub Cornerstone Family Services of New Jersey

(r)	Schedule G2 – VA Cemetery Subs (Other than PMSI, Inc.) and Certain Receivables Contributed to VA NQ Subs by CFSI

(s)	Schedule G3 – VA Cemetery LLCs Resulting from the Conversion of the VA Cemetery Subs, Southern Memorial Sales, Inc. and Kiris, Inc. Converted

(t)	Schedule G5 – VA Cemetery LLCs Distributed by Each VA NQ Sub and the PMSI NQ Sub to CFSI

(u)	Schedule G6 – VA NQ Subs Contributed to the VA Cemetery LLCs by CFSI

(v)	Schedule H1 – Multi-State Cemetery Subs and Receivables and Dividend Notes Contributed by CFSI to the Alabama, Georgia, Ohio, Rhode Island, Tennessee and West VA NQ Subs

(w)	Schedule H2 – Multi-State Cemetery LLCs resulting from the Conversion or Merger of the Multi-State Cemetery Subs

(x)	Schedule H3 – Multi-State Cemetery LLCs that Distributed NQ Assets to Multi-State NQ Subs

(y)	Schedule H4 – Multi-State Cemetery LLCs Distributed by Multi-State NQ Subs to CFSI

(z)	Schedule H5 – Multi-State NQ Subs Contributed by CFSI to the Multi-State Cemetery LLCs

(aa)	Schedule I1 – NQ Subs and Laurelwood that Distributed Sub Notes to Their Respective Parent Cemetery LLCs and CFSI

(bb)	Schedule J1(a) - Aggregate Cemetery LLCs

(cc)	Schedule K1 – Owners of the Shareholder

(dd)	Schedule2.1 – CFSI LLC Secured Indebtedness

(ee)	Schedule 2.1(a) – Aggregate Cemetery LLC Interests

(ff)	Schedule 2.1(b) – Association Notes

1.3 Recordation of Evidence of Ownership of Assets. In connection with the conversions and mergers under the applicable Acts that are referred to in the recitals to this Agreement, the Parties acknowledge that certain jurisdictions in which the assets of the applicable parties to such conversions and mergers are located may require that documents be recorded by the entities resulting from such conversions and mergers in order to evidence title to assets in such entities. All such documents shall evidence such new ownership and are not intended to modify, and shall not modify, any of the terms, covenants and conditions herein set forth.

ARTICLE II

CONCURRENT TRANSACTIONS

2.1 Contribution and Conveyance by CFSI LLC to the OLP of the Aggregate Cemetery LLC Interests, the Association Notes, the NJ NQ Sub Stock, and the Miscellaneous Companies Stock. CFSI LLC hereby grants, contributes, transfers, assigns and conveys to the OLP, its successors and assigns, for its and their own use forever, as an additional contribution, all right, title and interest of CFSI LLC in and to (a) all of the membership interests in the Aggregate Cemetery LLCs described on Schedule 2.1(a) (the “Aggregate Cemetery LLC Interests”), (b) the promissory notes listed on Schedule 2.1(b) (the “Association Notes”) without recourse to CFSI LLC with respect to the Association Notes, (c) all of the capital stock of the NJ NQ Sub (the “NJ NQ Sub Stock”), and (d) all of the Miscellaneous Companies Stock, and the OLP hereby accepts the Aggregate Cemetery LLC Interests, the Association Notes, the NJ NQ Sub Stock and the Miscellaneous Companies Stock, all as an additional contribution to the capital of the OLP, subject to the secured indebtedness of CFSI LLC listed on Schedule 2.1 (the “CFSI LLC Secured Indebtedness”) and in exchange for the assumption by the OLP of all other indebtedness of CFSI LLC (the “CFSI LLC Other Indebtedness” and together with the CFSI Secured Indebtedness, the “CFSI LLC Indebtedness”).

TO HAVE AND TO HOLD the Aggregate Cemetery LLC Interests, the Association Notes, the NJ NQ Sub Stock, and the Miscellaneous Companies Stock unto the OLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement.

2.2 Contribution and Conveyance by CFSI LLC to the GP of the CFSI LLC Partial OLP Interest. CFSI LLC hereby grants, contributes, transfers, assigns and conveys to the GP, its successors and assigns, for its and their own use forever, all right, title and interest of CFSI LLC in and to a 2.0215% membership interest in the OLP (the “CFSI LLC Partial OLP Interest”) having a value of 2/49ths of the expected equity value of the MLP attributable to the aggregate number of Common Units, with CFSI LLC retaining a 97.9785% membership interest in the OLP, and the GP hereby accepts the CFSI LLC Partial OLP Interest, as an additional contribution to the capital of the GP.

TO HAVE AND TO HOLD the CFSI LLC Partial OLP Interest unto the GP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement.

2.3 Contribution and Conveyance by the GP to the MLP of the CFSI LLC Partial OLP Interest. The GP hereby grants, contributes, transfers, assigns and conveys to the MLP, its successors and assigns, for its and their own use forever, all right, title and interest of the GP in and to the CFSI LLC Partial OLP Interest, and the MLP hereby accepts the CFSI LLC Partial OLP Interest, as an additional contribution to the capital of the MLP and in exchange for the continuation of the GP’s 2% general partner interest in the MLP and the Incentive Distribution Rights.

TO HAVE AND TO HOLD the CFSI LLC Partial OLP Interest unto the MLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement.

2.4 Contribution and Conveyance by CFSI LLC to the MLP of the CFSI LLC Remaining OLP Interests. CFSI LLC hereby grants, contributes, transfers, assigns and conveys to the MLP, its successors and assigns, for its and their own use forever, all right, title and interest of CFSI LLC in and to all of the remaining membership interests in the OLP, being 97.9785% of the membership interests in and to the OLP (the “CFSI LLC Remaining OLP Interests”), and the MLP hereby accepts the CFSI LLC Remaining OLP Interests as an additional contribution to the capital of the MLP in exchange for (a) 4,239,782 Subordinated Units, representing subordinated limited partner interests with a 49% profits interest in the MLP and (b) 564,782 Common Units representing common limited partner interests with a 6.5% profits interest in the MLP.

TO HAVE AND TO HOLD the CFSI LLC Remaining OLP Interests unto the MLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement.

2.5 Public Cash Contribution. The Parties acknowledge a gross cash contribution of $75,337,500 from the public to the MLP in connection with the Offering in exchange for 3,675,000 Common Units, representing limited partner interests with a 42.5% profits interest in the MLP.

2.6 MLP Receipt of Cash Contribution. The MLP acknowledges receipt of $70,251,300 in cash obtained from the Offering (net of the Spread) as a capital contribution to the MLP, and the Parties acknowledge that the MLP has used all of such capital contribution (a) to pay the Offering Costs that are due and payable or that have been previously paid and (b) to make an additional capital contribution to the OLP as described in Section 2.7.

2.7 Contribution of Cash by the MLP to the OLP. The OLP acknowledges the additional contribution by the MLP to the OLP and the receipt by the OLP of $60,551,300.

The above contribution has been made to pay a portion of the CFSI LLC Indebtedness. Each of the Parties acknowledges that $60,551,300 of the CFSI LLC Indebtedness has been paid by the OLP.

2.8 Borrowing by Distribution NQ Subs and Payment of Sub Notes. The Parties acknowledge that each Distribution NQ Sub has borrowed an amount equal to the amount due under its respective Sub Note, and that each Distribution NQ Sub has paid to its Parent Cemetery LLC the outstanding Sub Note Amount due under the respective Sub Note.

2.9 Distribution of Sub Note Payment Proceeds to the OLP by the Parent Cemetery LLCs. The Parties acknowledge that each Parent Cemetery LLC has distributed to the OLP all Sub Note Payment Proceeds received from its Distribution NQ Sub in payment of the outstanding Sub Note Amount due under the respective Sub Note.

2.10 Payment of Debt Offering Costs and CFSI LLC Indebtedness from the Net Debt Proceeds and the Sub Note Payment Proceeds. The Parties acknowledge that the OLP and the Note Co-Issuers have sold $80,000,000 in aggregate principal amount of 7.66% Senior Secured Notes due September 20, 2009 and, with the proceeds thereof together with the Sub Note Payment Proceeds received from each Parent Cemetery LLC, the OLP has paid all of the Debt Offering Costs and all of the remaining outstanding CFSI LLC Indebtedness.

2.11 Specific Conveyances. To further evidence the sales and contributions of the matters reflected in this Agreement, each Party making such contribution may have executed and delivered to the Party receiving such contribution certain conveyance, assignment and bill of sale instruments (the “Specific Conveyances”). The Specific Conveyances shall evidence and perfect such sale and contribution made by this Agreement and shall not constitute a second conveyance of any assets or interests therein and shall be subject to the terms of this Agreement.

ARTICLE III

ASSUMPTION OF CERTAIN LIABILITIES

3.1 Assumption of Aggregate Cemetery LLC Interests Liabilities by the OLP. In connection with the contribution by CFSI LLC of the Aggregate Cemetery LLC Interests to the OLP, as set forth in Section 2.1, the OLP hereby agrees that it has succeeded to all of the Aggregate Cemetery LLC Interests as a substitute member of each of the Aggregate Cemetery LLCs and hereby assumes and agrees to be bound by and to duly and timely pay, perform and discharge all of the Aggregate Cemetery LLC Interests Liabilities, to the full extent that CFSI LLC has been heretofore or would have been in the future obligated to pay, perform and discharge the Aggregate Cemetery LLC Interests Liabilities were it not for such contribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Aggregate Cemetery LLC Interests Liabilities shall not (a) increase the obligation of the OLP with respect to the Aggregate Cemetery LLC Interests Liabilities beyond that of CFSI LLC, (b) waive any valid defense that was available to CFSI LLC with respect to the Aggregate Cemetery LLC Interests Liabilities or (c) enlarge any rights or remedies of any third party under any of the Aggregate Cemetery LLC Interests Liabilities. The OLP hereby acknowledges and agrees that, by accepting the Aggregate Cemetery LLC Interests, and without any further action required by either CFSI LLC or the OLP, it shall be a party to the Operating Agreement of the applicable Cemetery LLC issuing a particular Aggregate Cemetery LLC Interest and shall be bound by all of the terms and conditions thereof as a “Member” thereunder in lieu of CFSI LLC.

3.2 Assumption of the CFSI LLC Other Indebtedness by the OLP. In connection with the contribution by CFSI LLC of the Aggregate Cemetery LLC Interests, the Association Notes,

the NJ NQ Sub Stock, and the Miscellaneous Companies Stock to the OLP, as set forth in Section 2.1, the OLP hereby assumes and agrees to duly and timely pay, perform and discharge all of the CFSI LLC Other Indebtedness, to the full extent that CFSI LLC has been heretofore or would have been in the future obligated to pay, perform and discharge the CFSI LLC Other Indebtedness were it not for such contribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the CFSI LLC Other Indebtedness shall not (a) increase the obligation of the OLP with respect to the CFSI LLC Other Indebtedness beyond that of CFSI LLC, (b) waive any valid defense that was available to CFSI LLC with respect to the CFSI LLC Other Indebtedness or (c) enlarge any rights or remedies of any third party under any of the CFSI LLC Other Indebtedness.

3.3 Assumption of the CFSI LLC OLP Partial Interest Liabilities by the GP. In connection with the contribution by CFSI LLC of the CFSI LLC Partial OLP Interest to the GP, as set forth in Section 2.2, the GP hereby agrees that it has succeeded to the CFSI LLC Partial OLP Interest as a substitute member of the OLP and hereby assumes and agrees to duly and timely pay, perform and discharge all of the CFSI LLC Partial OLP Interest Liabilities, to the full extent that CFSI LLC has been heretofore or would have been in the future obligated to pay, perform and discharge the CFSI LLC Partial OLP Interest Liabilities were it not for such contribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the CFSI LLC Partial OLP Interest Liabilities shall not (a) increase the obligation of the GP with respect to the CFSI LLC Partial OLP Interest Liabilities beyond that of CFSI LLC, (b) waive any valid defense that was available to CFSI LLC with respect to the CFSI LLC OLP Partial Interest Liabilities or (c) enlarge any rights or remedies of any third party under any of the CFSI LLC OLP Partial Interest Liabilities.

3.4 Assumption of the CFSI LLC Partial OLP Interest Liabilities by the MLP. In connection with the contribution by the GP of the CFSI LLC Partial OLP Interest to the MLP, as set forth in Section 2.3, the MLP hereby agrees that it has succeeded to all of the CFSI LLC Partial OLP Interest as a substitute member of the OLP and hereby assumes and agrees to duly and timely pay, perform and discharge all of the CFSI LLC Partial OLP Interest Liabilities, to the full extent that the GP has been heretofore or would have been in the future obligated to pay, perform and discharge the CFSI LLC Partial OLP Interest Liabilities were it not for such contribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the CFSI LLC Partial OLP Interest Liabilities shall not (a) increase the obligation of the MLP with respect to the CFSI LLC Partial OLP Interest Liabilities beyond that of the GP, (b) waive any valid defense that was available to the GP with respect to the CFSI LLC Partial OLP Interest Liabilities or (c) enlarge any rights or remedies of any third party under any of the CFSI LLC Partial OLP Interest Liabilities.

3.5 Assumption of the CFSI LLC Remaining OLP Interests Liabilities by the MLP. In connection with the contribution by CFSI LLC of the CFSI LLC Remaining OLP Interests to the MLP, as set forth in Section 2.4, the MLP hereby agrees that it has succeeded to all of the CFSI LLC Remaining OLP Interests as a substitute member of the OLP and hereby assumes and agrees to duly and timely pay, perform and discharge all of the CFSI LLC Remaining OLP Interests Liabilities, to the full extent that CFSI LLC has been heretofore or would have been in the future obligated to pay, perform and discharge the CFSI LLC Remaining OLP Interests Liabilities were it not for such contribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the CFSI LLC Remaining OLP Interests Liabilities shall not (a) increase the obligation of the MLP with respect to the CFSI LLC Remaining OLP Interests Liabilities beyond that of CFSI LLC, (b) waive any valid defense that was available to CFSI LLC with respect to the CFSI LLC Remaining OLP Interests Liabilities or (c) enlarge any rights or remedies of any third party under any of the CFSI LLC Remaining OLP Interests Liabilities.

3.6 General Provisions Relating to Assumption of Liabilities. Notwithstanding anything to the contrary contained in this Agreement including, without limitation, the terms and provisions of this Article III, none of the Parties shall be deemed to have assumed, and none of the matters sold, transferred or contributed pursuant to Article II have been or are being sold, transferred or contributed subject to, (a) any liens or security interests securing consensual indebtedness covering any of such matters, except to the extent set forth on a schedule to this Agreement, and all such liens and security interests shall be deemed to be excluded from the assumptions of liabilities made under this Article III or (b) any of the liabilities covered by the indemnities set forth in the Omnibus Agreement to the extent such liabilities are covered by such indemnities, and all such liabilities shall be deemed to be excluded from the assumptions of liabilities made under this Article III to the extent that such liabilities are covered by such indemnities.

ARTICLE IV

FURTHER ASSURANCES

4.1 Further Assurances. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver, and to cause their respective subsidiaries and controlled affiliates to execute, acknowledge and deliver, all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, and will cause their respective subsidiaries and controlled affiliates to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted or contemplated by this Agreement, or which are intended to be so granted, and (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

4.2 Other Assurances. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver, and cause their respective subsidiaries and controlled affiliates to execute, acknowledge and deliver, all such additional instruments, notices and other documents, and will do all such other acts and things, and will cause their respective subsidiaries and controlled affiliates to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, the Parties acknowledge that the Parties have used their good faith efforts to attempt to identify all of the assets being contributed to the MLP or its subsidiaries as required in connection with the Offering. However, it is possible that assets intended to be contributed to the MLP or its subsidiaries were not identified and therefore are not included in the assets contributed to the MLP or its subsidiaries. It is the express intent of the Parties that the MLP or its subsidiaries own all assets necessary to operate the assets that are identified in this Agreement and in the Registration Statement. To the extent any assets were not identified but are necessary to the operation of assets that were identified, then the intent of the Parties is that all such unidentified assets be conveyed to the appropriate Party. To the extent such assets are identified at a later date, the Parties shall take, and shall cause their respective subsidiaries and controlled affiliates to take, the appropriate actions, required in order to convey all such assets to the appropriate Party or other person. Likewise, to the extent that assets are identified at a later date that were not intended by the Parties to be conveyed to the MLP or its subsidiaries as reflected in the Registration Statement, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate party.

ARTICLE V

POWER OF ATTORNEY

5.1 Contributing Parties. Each of the Parties that has made a transfer or contribution as reflected by this Agreement (each a “Contributing Party”) hereby constitutes and appoints the party to whom assets were transferred or contributed and its successors and assigns (the “Receiving Party”), its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the applicable Contributing Party and its successors and assigns, and for the benefit of the applicable Receiving Party and its successors and assigns, to demand and receive from time to time the applicable assets contributed and any income therefrom and to execute in the name of the applicable Contributing Party and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the applicable Contributing Party for the benefit of the applicable Receiving Party as may be appropriate, any and all proceedings at law, in equity or otherwise which the applicable Receiving Party and its successors and assigns, may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the applicable assets, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the applicable assets, and (c) do any and all such acts and things in furtherance of this Agreement as the applicable Receiving Party or its successors or assigns shall deem advisable. Each Contributing Party hereby declares that the appointments hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of any Contributing Party or its successors or assigns or by operation of law.

ARTICLE VI

MISCELLANEOUS

6.1 Order of Completion of Transactions. The transactions provided for in Article II (except as otherwise noted) and Article III of this Agreement shall be completed on the Effective Date in the following order:

First, the transactions provided for in Article II shall be completed in the order set forth therein; and

Second, the transactions provided for in Article III shall be completed in the order set forth therein.

6.2 Consents; Restriction on Assignment. If there are prohibitions against or conditions to the contribution and conveyance of one or more of the matters conveyed in this Agreement without the prior written consent of third parties, including, without limitation, governmental agencies (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate rights of the Party to whom the applicable matters were intended to be conveyed (the “Beneficial Owner”) with respect to such portion of such matters (herein called a “Restriction”), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of such matters (herein called the “Restriction Matter”) pursuant to this Agreement shall not become effective unless and until such Restriction is satisfied, waived or no longer applies. When and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by applicable law and any applicable contractual provisions, the assignment of the Restriction Matter subject thereto shall become effective automatically as of the Effective Time, without further action on the part of any Party. Each of the applicable Parties that were involved with the conveyance of a Restriction Matter agree to use their reasonable best efforts to obtain on a timely basis satisfaction of any Restriction applicable to any Restriction Matter conveyed by or acquired by any of them. The description of any portion of such matters as a “Restriction Matter” shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of such matters. In the event that any Restriction Matter exists, the applicable Party agrees to continue to hold such Restriction Matter in trust for the exclusive benefit of the applicable Party to whom such Restriction Matter was intended to be conveyed and to otherwise use its reasonable best efforts to provide such other Party with the benefits thereof, and the party holding such Restriction Matter will enter into other agreements, or take such other action as it may deem necessary, in order to ensure that the applicable Party to whom such Restriction Matter was intended to be conveyed has the rights necessary to enable the applicable Party to operate such Restriction Matter in all material respects as it was operated prior to the Effective Time. Until such Restriction Matter can be conveyed to the applicable Party or to the extent necessary, the party holding such Restriction Matter will continue to operate such Restriction Matter for the benefit of the applicable party.

6.3 Costs. The OLP shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, and conveyance taxes and fees required in connection therewith. In addition, the OLP shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the satisfaction or waiver of any Restriction pursuant to Section 6.2.

6.4 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including without limitation, all Schedules attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, and Schedules shall, unless the context requires a different construction, be deemed to be references to the Articles, Sections and Schedules of this Agreement, respectively, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

6.5 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6.6 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

6.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.

6.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Pennsylvania applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction shall apply.

6.9 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

6.10 Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “bill of sale” or “assignment” of the matters transferred or conveyed as set forth in this Agreement.

6.11 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto and affected thereby.

6.12 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first above written.

CFSI LLC, a Delaware limited liability company

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	President and CEO

“CFSI LLC”

STONEMOR PARTNERS, L.P., a Delaware limited partnership

By:	StoneMor GP LLC, a Delaware limited liability company, its general partner

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	President and CEO

“MLP”

STONEMOR GP LLC, a Delaware limited liability company

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	President and CEO

“GP”

STONEMOR OPERATING LLC, a Delaware limited liability company

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	President and CEO

“OLP”